PRELIMINARY – Dated June 27, 2019

THE BEEHIVE FUND
Three Canal Plaza
Portland, Maine 04101

July 1, 2019

Dear Shareholder:

The Board of Trustees (the “Board”) of Forum Funds (the “Trust”) has called a special meeting (the “Special Meeting”) of the shareholders of The BeeHive Fund (the “Fund”), a series of the Trust, to approve a new Investment Advisory Agreement for the Fund (the “New Agreement”) between the Trust and Spears Abacus Advisors LLC (“SAA”).  The Special Meeting is scheduled to be held on August 30, 2019.

For the period September 2, 2008 through June 30, 2019, SAA has served as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Trust, on behalf of the Fund, and SAA (the “Original Agreement”).  On or about April 30, 2019, SAA communicated to the Board that a person holding a controlling interest in the voting securities of SAA would be transferring that controlling interest to certain other employees of SAA (the “Transaction”).  The Transaction closed effective June 30, 2019 and, as a result of the Transaction, SAA is expected to undergo a change of control that would result in the assignment and automatic termination of the Original Agreement.

In anticipation of the change in control, and to provide for continuity of management, the Board terminated the Original Agreement, effective at the close of business on June 30, 2019, and reappointed SAA as the Fund’s investment adviser pursuant to an Interim Investment Advisory Agreement between the Trust, on behalf of the Fund, and SAA (the “Interim Agreement”).  The Interim Agreement will remain in effect until the earlier of (i) 150 days from July 1, 2019, and (ii) the date that the Fund’s shareholders approve the New Agreement.

At a meeting held on June 13, 2019, the Board unanimously approved, subject to approval by shareholders, the New Agreement between the Trust, on behalf of the Fund, and SAA.  SAA is an SEC-registered investment adviser owned by certain employees of SAA and related entities.  Under the New Agreement, James E. Breece, CFA, and Paul F. Pfeiffer, who have acted as the portfolio managers of the Fund since 2013, will continue to manage the Fund in the same manner and at the same advisory fee rates payable under the Original Agreement.  The Board recommends that you vote “FOR” the approval of the New Agreement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET.  NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.  THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE SPECIAL MEETING.  IT IS IMPORTANT THAT YOUR VOTE BE RECEIVED NO LATER THAN AUGUST 30, 2019.  YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET USING THE INSTRUCTIONS SHOWN ON THE PROXY CARD.  IF YOU HAVE ANY QUESTIONS ABOUT THE PROXY STATEMENT, PLEASE DO NOT HESITATE TO CALL US TOLL-FREE AT [INSERT].

We appreciate your participation and prompt response and thank you for your continued support of the Fund.

Sincerely,

Jessica Chase
President, Forum Funds

THE BEEHIVE FUND
Three Canal Plaza
Portland, Maine 04101
_________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

July 1, 2019
_________________________

To the Shareholders of The BeeHive Fund:

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of The BeeHive Fund (the “Fund”), a series of Forum Funds (the “Trust”), will be held at the offices of Atlantic Fund Administration, LLC, Three Canal Plaza, Suite 600, Portland, Maine 04101 on August 30, 2019, at 10:00 a.m. (Eastern time).  The purpose of the Special Meeting is:

1.	To approve a new Investment Advisory Agreement for the Fund between the Trust and Spears Abacus Advisors LLC; and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Trust’s Board of Trustees has fixed the close of business on June 28, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.  Please carefully read the accompanying Proxy Statement.

By Order of the Board of Trustees,

Zachary Tackett
Vice President & Secretary, Forum Funds

Portland, Maine
July 1, 2019

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO VOTE EITHER (1) ON THE ENCLOSED PROXY, BY DATING AND SIGNING, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED, (2) BY CALLING (TOLL FREE), THE TELEPHONE NUMBER ON YOUR PROXY CARD, OR (3) BY LOGGING ONTO THE INTERNET ADDRESS ON YOUR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on August 30, 2019, or any Postponement or Adjournment Thereof.  This Notice and the Proxy Statement are available on the Internet at [INSERT].  On this website, you will be able to access the Notice, the Proxy Statement, any accompanying materials and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.
Information to Help You Understand and Vote on the Proposals

Q: Why am I receiving these materials?

A:
You are receiving these materials because on June 28, 2019, you owned shares of The BeeHive Fund (the “Fund”).  As a shareholder, you have a right to vote on the proposal to approve a new investment advisory agreement for the Fund (the “Proposal”).

Q: Why am I being asked to vote on the Proposal?

A:
On or about July 1, 2019, a person holding a controlling interest in the voting securities of Spears Abacus Advisors LLC (“SAA”) transferred a controlling interest in SAA to certain other employees of SAA (the “Transaction”).  As a result of the Transaction, SAA is expected to undergo a change of control that would result in the assignment and automatic termination of the original investment advisory agreement between SAA and the Trust, on behalf of the Fund (the “Original Agreement”).

In anticipation of the change in control, and to provide for continuity of management, the Board of Trustees (the “Board”) of Forum Funds (the “Trust”) terminated the Original Agreement, effective at the close of business on June 30, 2019, and reappointed SAA as the Fund’s investment adviser pursuant to an Interim Investment Advisory Agreement between the Trust, on behalf of the Fund, and SAA (the “Interim Agreement”).  The Interim Agreement will remain in effect until the earlier of (i) 150 days from July 1, 2019 and (ii) the date that the Fund’s shareholders approve the New Agreement.  At a meeting held on June 13, 2019, the Board unanimously approved a new investment advisory agreement between the Trust, on behalf of the Fund, and SAA (the “New Agreement”), subject to approval by the Fund’s shareholders.  Pursuant to applicable law, shareholders of the Fund must approve the New Agreement for it to become effective.  To ensure that SAA can continue to provide your Fund with the same investment management services following the expiration of the Interim Agreement, without interruption, we are seeking your approval of the New Agreement.

Q: What is the required vote to approve the Proposal?

A:
Pursuant to applicable law, shareholders of the Fund  must approve the New Agreement for it to become effective.  Approval of the New Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund, which means the affirmative vote of the lesser of (a) 67% of the outstanding voting securities of the Fund present at the Special Meeting, if more than 50% of the securities are present or represented by proxy, and (b) more than 50% of the outstanding voting securities of the Fund.

Q: Will the Portfolio Manager change as a result of the New Agreement?

A:
No.  The investment personnel at SAA will be the same investment personnel that managed the Fund before the change in control.  Employees of SAA have managed the Fund since its inception on September 2, 2008.  SAA has advised the Board that there will be no change in the Fund’s portfolio managers as a result of the Transaction.

Q: Will the Fund’s name change?

A:	No. The Fund’s name will remain The BeeHive Fund.

Q: Will the advisory fee rate payable by the Fund increase under the New Agreement?

A:
No.  The fee rate payable under the New Agreement will not increase from the Original Agreement or the Interim Agreement.  In addition, SAA has undertaken to continue the fee waiver currently in effect for the Fund until at least April 30, 2020.

Q: How does the New Agreement differ from the Original Agreement?

A:
The New Agreement is substantively the same as the Original Agreement.  The fee rate charged to the Fund under the New Agreement will be the same as the fee rate charged under the Original Agreement, and no changes are being proposed to the level of advisory services provided to the Fund.

Q: What will happen if the New Agreement is not approved?

A:
If shareholders do not approve the New Agreement within 150 days of July 1, 2019, the Board will take such action as it deems in the best interests of the Fund’s shareholders, which may include resubmitting the New Agreement to the shareholders of the Fund, making other advisory arrangements, or liquidating the Fund.

Q: Who will pay the expenses associated with the Proxy Statement?

A:
Spears Abacus Advisors LLC will bear the costs, fees and expenses incurred by the Fund in connection with the Proxy Statement, including fees of proxy solicitation firms, accountants and attorneys, the fees and expenses incurred by the Fund in connection with the Transaction, and the meeting fees of the Board for meetings held in connection with the Transaction.  The Fund will not bear any fees or expenses arising out of the Transaction.

Q: How does the Board recommend that I vote?

A: After careful consideration, the Board recommends that you vote “FOR” the Proposal.

Q: How do I vote my shares?

A:
Please indicate your voting instructions on the enclosed proxy card, sign and date the card, and return the card by mail in the postage-paid envelope provided. As an alternative to voting by returning the signed and dated proxy card by mail, you may vote by telephone, via the Internet, or in person.  To vote by telephone or the Internet, please follow the instructions listed on your proxy card.  If you plan to attend the Special Meeting and vote in person, please let us know by calling (866) 684-4915.

Q: Who do I contact for additional information?

A: If you have any questions about any of the proxy materials or need assistance voting your shares, please call (866) 684-4915.

PROXY STATEMENT
TABLE OF CONTENTS	PAGE

INTRODUCTION	1
PROPOSAL	3
Background Information	3
The Interim Agreement	4
The New Agreement	4
CONSIDERATIONS OF THE BOARD OF TRUSTEES	5
INFORMATION ABOUT SPEARS ABACUS ADVISORS LLC	7
OTHER MATTERS	7
ADDITIONAL INFORMATION	8
Other Fund Service Providers	8
Reports to Shareholders	8
ADVISORY AGREEMENT	Exhibit A
PROXY CARD	Enclosed

PRELIMINARY – Dated June 27, 2019
PROXY STATEMENT

THE BEEHIVE FUND
Three Canal Plaza
Portland, Maine  04101
____________________

Special Meeting of Shareholders
August 30, 2019
___________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Forum Funds (the “Trust”), on behalf of The BeeHive Fund (the “Fund”), a series of the Trust, to approve a new Investment Advisory Agreement between the Trust, on behalf of the Fund, and Spears Abacus Advisors LLC (“SAA”) (the “Proposal”).  The Trust is a registered open-end investment company whose executive offices are located at Three Canal Plaza, Suite 600, Portland, Maine 04101.  Voting of Fund shares will occur at a special meeting of shareholders (the “Special Meeting”) of the Fund to be held at the offices of the Fund’s administrator, Atlantic Fund Administration, LLC (d/b/a Atlantic Fund Services) (“Atlantic”), Three Canal Plaza, Suite 600, Portland, Maine 04101, on August 30, 2019, at 10:00 a.m. (Eastern time), or at any postponement or adjournment thereof for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  The Notice of Special Meeting of Shareholders, this Proxy Statement and the proxy card are first being mailed to shareholders of the Fund on or about July 1, 2019.  Additional copies of this Proxy Statement may be obtained by contacting the Fund at (866) 684-4915.  If shareholders received multiple copies of this Proxy Statement at the same address, they may request to receive just one copy of such materials in the future.

The Board has fixed the close of business on June 28, 2019 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.  As of the Record Date, there were [INSERT] shares of the Fund outstanding. Each shareholder will be entitled to one vote for each whole Fund share and a fractional vote for each fractional Fund share held as of the Record Date.  Shares may be voted in person or by proxy. One-third of the outstanding shares of the Fund as of the Record Date present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting.  All properly executed proxies received on or before August 30, 2019, will be counted at the Special Meeting and any postponement or adjournment thereof in accordance with the instructions marked thereon or otherwise provided therein.  Proxies received after that date will be counted only if the Special Meeting is postponed or adjourned.

For purposes of determining the presence of a quorum and counting votes on the matters presented, Fund shares represented by abstentions and “broker non-votes” will be counted as present, but not as votes cast at the Special Meeting.  Broker non-votes are Fund shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners and other persons entitled to vote and for which the broker lacks discretionary voting authority.  Under the Investment Company Act of 1940.  The affirmative vote necessary to approve the Proposal is determined with reference to a percentage of voting power of shares present at the Special Meeting.  Specifically, section 15(a) of the 1940 Act requires that a majority of the outstanding voting securities of the Fund approve the Proposal.  Thus, approval of the Proposal by the Fund requires the affirmative vote of the lesser of (a) 67% of the outstanding shares of the Fund present at the Special Meeting in person or represented by proxy, if the holders of more than 50% of the securities are present in person or represented by proxy at the Special Meeting, and (b) more than 50% of the outstanding shares of the Fund.  For this reason, abstentions and broker non-votes have the effect of votes “AGAINST” the Proposal.  In completing proxies, therefore, shareholders should be aware that checking the box labeled “ABSTAIN” will result in the shares covered by the proxy being treated as if they were voted “AGAINST” the Proposal.

If a choice is not specified on an executed proxy that is returned in time to be voted at the Special Meeting, the proxy will be voted “FOR” the Proposal.

If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the Proposal.  Any adjournment will require the affirmative vote of a majority of shares represented in person or by proxy at the Special Meeting.  In that case, the persons named as proxies will vote all proxies that they are entitled to vote for the Proposal as “FOR” such an adjournment, and any proxies required to be voted against the Proposal will be voted “AGAINST” the adjournment.  Abstentions and broker non-votes will not be voted “FOR” or “AGAINST” any adjournment and therefore will have the effect of voting “AGAINST” the adjournment.  A shareholder vote may be taken on the Proposal prior to adjournment if sufficient shares are present to constitute a quorum and it is otherwise appropriate.

Approval of the Proposal by the Fund requires the affirmative vote of the lesser of (a) 67% of the outstanding shares of the Fund present at the Special Meeting in person or represented by proxy, if the holders of more than 50% of the securities are present in person or represented by proxy at the Special Meeting, and (b) more than 50% of the outstanding shares of the Fund.

You may vote on the Proposal using one of the following options:

By Mail:	Complete the enclosed proxy card (“Proxy Card”) and return it in the postage paid envelope provided.
By Telephone:	Call the toll-free number on your Proxy Card.
By Internet:	Use the Internet address on your Proxy Card.
In Person:	Attend the Special Meeting in person at 10:00 a.m. (Eastern time) on August 30, 2019, at the offices of Atlantic, Three Canal Plaza, Suite 600, Portland, Maine 04101.

If you plan to vote by mail, you should complete the Proxy Card by:

(1)	Indicating whether you vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on the Proposal by checking the appropriate box on the Proxy Card;

(2) Signing and dating the Proxy Card; and

(3)	Returning the Proxy Card in the enclosed postage-paid envelope.

To change your vote, you may send a written notice of revocation to Atlantic at Three Canal Plaza, Suite 600, Portland, Maine, 04101, or by personally casting a vote at the Special Meeting.  The written notice of revocation must:

(1)	Identify you;

(2)	State that as a Fund shareholder, you revoke your prior vote; and

(3)	Indicate your approval, disapproval or abstention from voting with respect to the Proposal.

The solicitation of proxies will be primarily by mail but may also include telephone or oral communications by the officers of the Trust, employees of SAA or by an independent proxy solicitor employeed by SAA.  SAA will bear all of the costs of the Special Meeting and the preparation, printing and mailing of this Proxy Statement, the solicitation of proxies and the tabulation of the Proxy Cards.  The Fund will not bear any fees or expenses arising out of the Transaction. Computershare Fund Services is the solicitor and the estimated costs are approximately $3,600.
PROPOSAL:        APPROVAL OF INVESTMENT ADVISORY AGREEMENT
BETWEEN FORUM FUNDS AND SPEARS ABACUS ADVISORS LLC

Background Information

Spears Abacus Advisors LLC (“SAA”), 147 East 48th Street, New York, New York, 10017, served as the investment adviser of The BeeHive Fund (the “Fund”), a series of Forum Funds (the “Trust”), from its inception on September 2, 2008 until June 30, 2019, pursuant to an Investment Advisory Agreement between the Trust, on behalf of the Fund, and SAA (the “Original Agreement”).

The Original Agreement was approved by the Board of Trustees of the Trust (the “Board”) and the Fund’s sole initial shareholder prior to the Fund’s inception on September 2, 2008.  By its terms, the Original Agreement was to remain in effect for an initial two-year term from the date of its effectiveness and thereafter for successive annual periods, provided that such continuance was specifically approved at least annually by the Board or by the vote of a majority of the outstanding voting securities of the Fund and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust) (the “Independent Trustees”).  The Board’s most recent approval of the continuation of the Original Agreement occurred at a meeting held on September 14, 2018.

For the fiscal year ended December 31, 2018, the fee paid by the Fund to SAA under the Original Agreement was approximately $919,482, which was 0.75% of the average daily net assets of the Fund, of which $1,853 (0.002%) was waived by SAA.

On or about April 30, 2019, SAA advised the Board that a person holding a controlling interest in the voting securities of SAA would transfer a controlling interest in SAA to certain other employees of SAA (the “Transaction”).  The Transaction closed effective June 30, 2019 and, as a result, SAA was expected to undergo a change of control that would result in the assignment and automatic termination of the Original Agreement.

In anticipation of the change in control, and to provide for continuity of management, the Board terminated the Original Agreement, effective at the close of business on June 30, 2019, and reappointed SAA as the Fund’s investment adviser pursuant to an Interim Investment Advisory Agreement between the Trust, on behalf of the Fund, and SAA (the “Interim Agreement”), effective immediately upon the termination of the Original Agreement.  The Interim Agreement will remain in effect until the earlier of (i) 150 days from July 1, 2019 and (ii) the date that the Fund’s shareholders approve a new investment advisory agreement for the Fund.

At a meeting of the Board held on June 13, 2019, the Board unanimously approved a new investment advisory agreement between the Trust, on behalf of the Fund, and SAA (the “New Agreement”), subject to approval by the Fund’s shareholders.  The terms of the New Agreement and services to be provided thereunder are materially the same as those provided under the Original Agreement.  Furthermore, the advisory fee rate payable by the Fund under the New Agreement is 0.75% of the average daily net assets of the Fund, which was the advisory fee rate payable by the Fund under the Original Agreement.

The Board recommends that you vote “FOR” the approval of the New Agreement.

The Interim Agreement

The Interim Agreement was approved by the Board, including the Independent Trustees, at a meeting held on June 13, 2019.  The Board, including the Independent Trustees, determined that the scope and quality of services to be provided to the Fund under the Interim Agreement were equivalent to the scope and quality of services provided under the Original Agreement.  The terms of the Interim Agreement are identical in all material respects to those of the Original Agreement, except for the effective date and duration of the Interim Agreement.  The Interim Agreement provides for a termination date no later than 150 days from the date of its effectiveness (i.e., July 1, 2019) or upon approval of a new investment advisory agreement with SAA by the Fund’s shareholders, whichever is earlier.  The Interim Agreement may also be terminated at any time, without the payment of any penalty (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to SAA or (ii) by SAA on 60 days’ written notice to the Trust.

Under a separate agreement between SAA and the Trust, SAA agreed to waive a portion of its investment advisory fee or to reimburse Fund expenses as necessary to ensure total annual Fund operating expenses after fee waiver and/or expense reimbursement (excluding taxes, interest, portfolio transaction expenses, and extraordinary expenses) do not exceed 0.99%.  SAA has agreed to maintain the waiver for the Fund through at least April 30, 2020.  The Fund’s current expense cap will not change as a result of the Interim Agreement.  Pursuant to the Interim Agreement, SAA has agreed to be responsible for all costs of this solicitation, including the costs of preparing this proxy statement, meeting fees and expenses and fees of counsel to the Trust and the Independent Trustees.

The New Agreement

At a meeting on June 13, 2019, the Board, including the Independent Trustees, unanimously approved the New Agreement, subject to the approval of Fund shareholders.  The terms of the New Agreement and services to be provided thereunder are materially the same as those provided under the Original Agreement.  Under the New Agreement, the Trust will engage SAA, subject to the general supervision of the Board, and SAA will manage the investment and reinvestment of the assets of the Fund.  The advisory fee rate payable by the Fund under the New Agreement is 0.75% of the average daily net assets of the Fund, which was the advisory fee rate payable by the Fund to SAA under the Original Agreement.  In addition, SAA has agreed to waive a portion of its investment advisory fee or reimburse Fund expenses under the New Agreement as necessary to ensure that total annual Fund operating expenses (excluding taxes, interest, portfolio transaction expenses, and extraordinary expenses) do not exceed 0.99% through at least April 30, 2020.

The New Agreement requires SAA, among other things, to:

(1)	make decisions with respect to all purchases and sales of securities and other investment assets of the Fund;

(2)	furnish to the Board, which has overall responsibility for the business and affairs of the Trust and the Fund, periodic reports concerning the performance and operation of the Fund;

(3)
maintain records relating to the advisory services rendered to the Fund as required to be maintained by the Trust pursuant to applicable law, including records pertaining to Fund transactions and the placing and allocation of brokerage orders; and

(4)	provide the Fund’s custodian and fund accountant, on each Fund business day, with information relating to all transactions concerning the Fund’s assets.

The New Agreement permits SAA to perform investment advisory services for entities other than the Trust and the Fund.  The New Agreement also provides that SAA will not be liable to the Trust or the Fund for mistake of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken or in any event whatsoever with respect to the Trust, the Fund or any of the Fund’s shareholders in the absence of bad faith, willful misfeasance or negligence in the performance of SAA’ duties or obligations under the New Agreement or by reason of SAA’ reckless disregard of its duties and obligations under the New Agreement.  Neither the Trustees nor the shareholders of the Fund are liable for any obligations of the Trust or the Fund under the New Agreement.  Under the New Agreement, SAA agrees that, in asserting any rights or claims thereunder, it will look only to the assets and property of the Trust or the Fund in settlement of such rights or claims and not to the Trustees of the Trust or the shareholders of the Fund.

If the New Agreement with SAA is approved by the Fund’s shareholders, the New Agreement will be effective for an initial two-year period and thereafter will continue in effect for successive one-year periods, provided that such continuance is approved at least annually by the Board or by a majority vote of the shareholders and, in either case, by a majority of the Independent Trustees.  The New Agreement is terminable, without penalty, (i) by the Board or by a vote of holders of a majority of the voting securities of the Fund on 60 days’ written notice to SAA or (ii) by SAA on 60 days’ written notice to the Trust.  In addition, the New Agreement may be terminated without notice by the Board if the Board determines, in its discretion and having due regard to the protection of investors, that the services being rendered by SAA under the New Agreement fail in a material way to provide responsible management to the Fund as reasonably expected from an investment adviser registered under the Investment Advisers Act of 1940, as amended.  The New Agreement also provides for automatic termination in the event of its assignment.  The New Agreement may be amended or modified only by a written agreement that is properly authorized and executed by the Trust and SAA, and, if required by the 1940 Act, by vote of the holders of a majority of the outstanding voting securities of the Fund.

Any description of the New Agreement set forth herein is qualified in its entirety by the provisions of the form of Investment Advisory Agreement attached hereto as Exhibit A.  You are urged to review the New Agreement in its entirety.

What is the recommendation of the Board?

Based upon its review, the Board has determined that the Proposal is in the best interests of the Fund and its shareholders.  Accordingly, after consideration of such factors and information it considered relevant, the Board, including all Independent Trustees present at its June 13, 2019, meeting, unanimously approved the Proposal and voted to recommend to shareholders that they approve the Proposal.  The Board is therefore recommending that the Fund’s shareholders vote “FOR” the Proposal to approve the New Agreement, as discussed in this Proxy Statement.

What is the required vote?

Shareholders of the Fund must approve the New Agreement for it to become effective.  Approval of the New Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which means the affirmative vote of the holders of the lesser of (a) 67% of the outstanding voting securities of the Fund present at the Special Meeting if more than 50% of the securities are present or represented by proxy, and (b) more than 50% of the outstanding voting securities of the Fund.

What happens if shareholders do not approve the Proposal?

If shareholders do not approve the New Agreement at the Special Meeting, the Special Meeting will be adjourned to permit further solicitation of proxies with respect to the Proposal.  Thereafter, if shareholders do not approve the New Agreement within 150 days of the effective date of the Interim Agreement (i.e., July 1, 2019), the Board will take such action as it deems to be in the best interests of the Fund’s shareholders.

CONSIDERATIONS OF THE BOARD OF TRUSTEES

At a meeting held on June 13, 2019, the Board of Trustees (the “Board”) of Forum Funds (the “Trust), including the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust) (the “Independent Trustees”), considered the approval of an interim investment advisory agreement and a new investment advisory agreement (each, a “New Agreement”) between Spears Abacus Advisors LLC (the “Adviser”) and the Trust, on behalf of The BeeHive Fund (the “Fund”). Each New Agreement was being considered in connection with the termination of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund, dated September 2, 2008 (the “Original Agreement”) due to a transfer of a controlling interest in the voting securities of the Adviser by a control person to certain other employees of the Adviser (the “Transfer”).

In preparation for its deliberations in considering the New Agreements, the Board requested and reviewed written responses from the Adviser to a due diligence questionnaire circulated on the Board’s behalf concerning the Adviser’s personnel, operations, financial condition, historic performance as employees of the Adviser, and services to be provided to the Fund by the Adviser. The Board also discussed the materials with Fund counsel and, as necessary, with the Trust’s administrator, Atlantic Fund Services. During its deliberations, the Board received an oral presentation from senior representatives of the Adviser and was assisted by the advice of Trustee counsel.

At the meeting, the Board reviewed, among other matters: (1) the nature, extent and quality of the services expected to be provided to the Fund by the Adviser under the New Agreements, including information on the investment performance of the Fund; (2) the anticipated costs of the services to be provided and projected profitability of the Adviser and its affiliates from the relationship with the Fund, including the contractual expense limitation arrangement for the Fund; (3) the advisory fees to be paid to the Adviser and total expense ratio of the Fund compared to relevant peer groups of funds; (4) the extent to which economies of scale may be realized as the Fund grows and whether the advisory fee structure enables investors to share in the benefits of economies of scale; and (5) other benefits expected to be received by the Adviser and its affiliates from their relationship with the Fund. In particular, the Board focused on the following factors and made the following conclusions in considering the approval of the New Agreements:

Nature, Extent and Quality of Services

Based on written materials received, a presentation from senior representatives of the Adviser regarding the Adviser’s personnel, operations and financial condition, the Board considered the quality of services to be provided by the Adviser under the New Agreements. In this regard, the Board considered information regarding the experience, qualifications and professional background of the portfolio managers and other personnel at the Adviser who, under the Original Agreement had, and under each New Agreement would continue to have, principal responsibility for the Fund. The Board also considered the investment philosophy and decision-making process of those professionals and the capability and integrity of the Adviser’s senior management and staff.

The Board considered also the adequacy of the Adviser’s resources. The Board noted the Adviser’s representations that the firm is in stable financial condition and that the Adviser has the operational capability and the necessary staffing and experience to continue providing high-quality investment advisory services to the Fund. Based on the presentation and the materials provided by the Adviser in connection with the Board’s consideration of the approval of the New Agreements, the Board concluded that, overall, it was satisfied with the nature, extent and quality of services to be provided to the Fund under the New Agreements.

Performance

In connection with a presentation by the Adviser regarding its approach to managing the Fund, the Board reviewed the performance of the Fund compared to its benchmark index. The Board observed that the Fund underperformed the S&P 500 Index, the primary benchmark for the Fund, for the one-, three-, five-, and 10-year periods ended March 31, 2019, and for the period since the Fund’s inception on September 2, 2008. The Board also considered the Fund’s performance relative to an independent peer group of funds identified by Broadridge Financial Solutions, Inc. (“Broadridge”) as having characteristics similar to the Fund, noting that, based on the information provided by Broadridge, the Fund underperformed the median of the Broadridge peer group for the one-, three-, and five-year periods ended March 31, 2019.

The Board noted the Adviser’s representation that the Fund’s underperformance relative to its Broadridge peer group and primary benchmark index could be attributed, in part, to two instances of poor stock selection in the short term, as well as active decisions by the Adviser to continue holding underperforming positions that the Adviser deemed to have attractive long-term fundamentals.  The Board also noted the Adviser’s representation that the Fund experienced a period of particularly volatile performance during the six months ended December 31, 2017, which had a disproportionately negative impact on the Fund’s performance over longer time periods.  The Board further noted the Adviser’s representation that the Fund’s portfolio is designed to benefit from compounding over the long term in order to grow investors’ wealth.  In addition, the Board noted the Adviser’s representation that the portfolio, which has been the subject of continual reassessment, is comprised of long-term investments that had outperformed during prior periods and for which the Adviser continues to have conviction.  The Board noted further the Adviser’s representation that the Fund’s performance had improved over the last 12 to 18 months as the Adviser’s perceived value in the stocks in the Fund’s portfolio were gradually realized and that the Adviser believed that the Fund remained well-positioned to continue to generate positive performance going forward.  Based on the foregoing and other applicable considerations, the Board determined that the Fund and its shareholders could benefit from the Adviser’s continued management of the Fund under the New Agreements.

Compensation

The Board evaluated the Adviser’s proposed compensation under the New Agreements for providing advisory services to the Fund and analyzed comparative information on actual advisory fee rates and actual total expense ratios of the Fund’s Broadridge peer group. The Board observed that the Adviser’s actual advisory fee rate and the actual total expense ratio for the Fund were each higher than the median of its Broadridge peers, though the Board noted that the actual advisory fee rates and actual total expense ratios for each of the Broadridge peers, including the Fund, were within a close range. The Board also noted the Adviser’s belief that the Adviser provided a high level of client service to the Fund’s shareholders that the Adviser believed to be unique among its Broadridge peers. In addition, the Board noted that the Adviser did not believe the Broadridge peers were the most appropriate comparison for the fund in terms of fees and expenses because some of the Broadridge peers are part of a significantly larger and more diversified family of funds, which may spread certain expenses across a significantly larger asset base. The Board also recognized that the advisory fee rate under each New Agreement was identical to the advisory fee rate under the Original Agreement, and that the Adviser had contractually agreed and would continue to contractually agree to waive its fees or reimburse Fund expenses to the extent necessary to keep the total expenses of the Fund at a reasonable level.  Based on the foregoing and other applicable considerations, the Board concluded that the Adviser’s advisory fee rate to be charged to the Fund under the New Agreements appeared to be reasonable in light of the nature, extent, and quality of services to be rendered by the Adviser.

Cost of Services and Profitability

The Board considered information provided by the Adviser regarding the costs of services and its profitability with respect to the Fund. In this regard, the Board considered the Adviser’s resources devoted to the Fund, as well as the Adviser’s discussion of the aggregate costs and profitability of its mutual fund activities. The Board noted the Adviser’s representation that, although the Adviser does not maintain a separate profit and loss statement for the Fund, the Adviser believed that the Fund produces a lower profit margin than the Adviser’s overall advisory business due to the larger allocation of time and expense required by the administrative and compliance efforts necessary to manage the Fund compared to the Adviser’s other investment management offerings. The Board also noted that the Adviser had in place a contractual expense waiver to ensure that the expense ratio for the Fund remained at a reasonable level, resulting in the Adviser’s partial subsidization of Fund expenses. Based on these and other applicable considerations, the Board concluded that the Adviser’s profits attributable to management of the Fund were reasonable.

Economies of Scale

The Board evaluated whether the Fund would benefit from any economies of scale under the New Agreement. In this respect, the Board considered the Fund’s fee structure, asset size and net expense ratio, giving effect to the contractual expense cap. The Board also considered the Adviser’s representation that the Fund was not currently operating at economies of scale. Based on the foregoing and other applicable considerations, the Board concluded that economies of scale were not a material factor to consider in approving the New Agreement.

Other Benefits

The Board noted the Adviser’s representation that, aside from its contractual advisory fees, it does not benefit in a material way from its relationship with the Fund. Based on the foregoing representation, the Board concluded that other benefits received by the Adviser from its relationship with the Fund were not a material factor to consider in approving the New Agreement.

Conclusion

The Board did not identify any single factor as being of paramount importance, and different Trustees may have given different weight to different factors. The Board reviewed a memorandum from Fund counsel discussing the legal standards applicable to its consideration of the New Agreement. Based on its review, including consideration of each of the factors referenced above, the Board determined, in the exercise of its reasonable business judgment, that the advisory arrangement, as outlined in the New Agreement, was fair and reasonable in light of the services to be performed, expenses to be incurred and such other matters as the Board considered relevant.

If shareholders do not approve the New Agreement within 150 days of the effective date of the Interim Agreement (i.e., July 1, 2019), the Board will take such action as it deems in the best interests of the Fund’s shareholders.

The Board, including the Independent Trustees, recommends that the shareholders of the Fund vote “FOR” the Proposal.

INFORMATION ABOUT SPEARS ABACUS ADVISORS LLC

Spears Abacus Advisors LLC is a limited liability company organized under the laws of the State of Delaware.  The principal executive offices of SAA are located at 147 East 48th Street, New York, New York, 10017.  SAA is an investment adviser registered with the Securities and Exchange Commission.

Set forth below is information about each manager and officer of SAA, each of whom may be contacted at SAA’s principal business address, 147 East 48th Street, New York, New York, 10017.

Name	Position with Adviser
Robert Raich, CPA	President and Manager
James Breece, CFA	Principal and Manager
Michele Cleary	Principal and Director of Operations and Administration
Marge MacLennan	Principal and Chief Financial Officer
Robert Morgenthau	Principal and Manager
Paul Pfeiffer	Principal and Manager
John Raggio, CFA	Principal and Manager
William Spears	Chairman and Principal
Kathryn Beller	Chief Compliance Officer
William Marden	Principal

No officer or director of the Trust is an officer, employee, director, partner or shareholder of SAA, nor do they have any material interest in SAA or its affiliates.

OTHER MATTERS

No other matters are expected to be presented at the Special Meeting other than the Proposal.  If any other matter properly comes before the Special Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

It is anticipated that, following the Special Meeting, the Fund will not hold any meetings of shareholders except as required by Federal law or Delaware state law.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send proposals to the Secretary of the Trust, Zachary Tackett, c/o Atlantic Fund Administration, LLC, Three Canal Plaza, Suite 600, Portland, Maine 04101, so as to be received a reasonable time before the proxy solicitation for the Special Meeting is made.  Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials.  Inclusion of such proposals is subject to limitations under the Federal securities laws and Delaware law.

As of the Record Date, the Trustees and officers of the Trust, as a group, owned beneficially less than 1% of the outstanding shares of the Fund.  As of the Record Date, William G. Spears beneficially or of record owned [15.25%] of the outstanding shares of a class of the Fund.  No other shareholder owned more than 5% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION

Other Fund Service Providers

Atlantic, a wholly owned subsidiary of Apex US Holdings LLC, provides fund administration, fund accounting, and transfer agency services to the Fund and the Trust.  Pursuant to a Services Agreement with the Trust, Atlantic also provides the Trust with a President, Chief Financial Officer and Chief Compliance Officer as well as with certain other compliance services.  Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the Trust’s principal underwriter.  Foreside is not affiliated with Atlantic or SAA. During the most recently completed fiscal year ended December 31, 2018, no commissions were paid to any affiliated broker.

Reports to Shareholders

The Fund will furnish to shareholders without charge, on request, copies of its annual and semi-annual reports to shareholders for the periods ended December 31, 2018 and June 30, 2019 (once available), respectively. To request a copy of such reports, please write to the Fund at The BeeHive Fund, P.O. Box 588, Portland, Maine 04112, or call the Fund toll-free at (866) 684-4915.

By Order of the Board of Trustees,

Zachary Tackett
Vice President & Secretary, Forum Funds

July 1, 2019